UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2014

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Military Trail, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (561) 447-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2014, Jarden Corporation (the “Company”) completed the private offering (the “Offering”) of €300 million in aggregate principal amount of its 3 3⁄4% Senior Notes due 2021 (the “Notes”).

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and unless so registered, the securities may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes were issued by the Company to Barclays Bank PLC and J.P. Morgan Securities plc and the other initial purchasers named in a purchase agreement (the “Initial Purchasers”) among the Initial Purchasers, the Company and the guarantor subsidiaries party thereto, in a private placement pursuant to Section 4(2) of the Securities Act and were resold by the Initial Purchasers in the United States to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in compliance with Regulation S under the Securities Act only. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the purchase agreement.

The Notes are governed by an indenture, dated July 14, 2014, by and among the Company, certain of its domestic subsidiaries as guarantors, Wells Fargo Bank, National Association, as trustee (the “Trustee”), and Société Générale Bank & Trust, as paying agent, transfer agent, registrar and authenticating agent (the “Indenture”). The Trustee is a lender under the Company’s securitization facility and also acts as trustee under the Company’s 6 1⁄8% senior notes due 2022, 7 1⁄2% senior subordinated notes due 2017, 1 7⁄8% senior subordinated convertible notes due 2018, 1 1⁄2% senior subordinated convertible notes due 2019 and 1 1⁄8% senior subordinated convertible notes due 2034. Under the Company’s senior secured credit facility, Wells Fargo Securities, LLC, an affiliate of the Trustee, is a joint book-running manager and Wells Fargo, N.A., an affiliate of Trustee, is a co-documentation agent and a lender.

The Notes will mature on October 1, 2021, unless earlier redeemed. The Notes will bear interest at a rate of 3.75% per year until maturity. Interest will be payable in cash, semi-annually in arrears, on April 1 and October 1 of each year, beginning on April 1, 2015. The Company will make each interest payment to the holders of record to be determined on the immediately preceding March 15 and September 15.

The Company’s domestic subsidiaries which guarantee the Company’s senior secured credit facility from time to time (which are the same subsidiaries that guarantee the Company’s outstanding senior notes and other outstanding senior subordinated notes) will unconditionally guarantee the Notes on an unsecured senior basis (the “Guarantees”).

The Notes will be the Company’s senior unsecured obligations and will rank pari passu in right of payment with all of the Company’s existing and future senior indebtedness, including the Company’s senior secured credit facility and the Company’s 6 1/8% senior notes due 2022, and will rank senior in right of payment to the Company’s existing and future senior subordinated indebtedness, including the Company’s 7 1⁄2% senior subordinated notes due 2017, the Company’s 1 7⁄8% senior subordinated convertible notes due 2018, the Company’s 1 1⁄2% senior subordinated convertible notes due 2019 and the Company’s 1 1⁄8% senior subordinated convertible notes due 2034. The Notes will be effectively subordinated to the Company’s secured indebtedness, including debt outstanding under the Company’s senior secured credit facility, to the extent of the value of the related collateral, and structurally subordinated to indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes (including rights of trade payables).

The Guarantees will rank pari passu in right of payment with such subsidiaries’ guarantees of all of the Company’s existing and future senior indebtedness, including their guarantees of the Company’s senior secured credit facility and the Company’s 6 1⁄8% senior notes due 2022, and senior in right of payment to their guarantees of the Company’s 7 1⁄2% senior subordinated notes due 2017, the Company’s 1 7⁄8% senior subordinated convertible notes due 2018, the Company’s 1 1⁄2% senior subordinated convertible notes due 2019 and the Company’s 1 1⁄8% senior subordinated convertible notes due 2034 and any of their future senior subordinated indebtedness.

The Company may redeem all or a part of the Notes at any time at a redemption price equal to 100% of the principal amount of Notes redeemed plus the applicable premium set forth in the Indenture as of the date of redemption, plus accrued and unpaid interest to the date of redemption.

If a change of control of the Company occurs, each holder shall have the right to require that the Company purchase all or a portion of such holder’s Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest to the date of the purchase.

The Indenture governing the Notes, among other things, limits the ability of the Company and certain of its subsidiaries to, subject to certain exceptions and limitations:

•	incur additional indebtedness;

•	pay dividends or distributions on, or repurchase capital stock;

•	issue preferred stock of subsidiaries;

•	in the case of certain of the Company’s subsidiaries, pay dividends or make other payments to the Company;

•	make certain investments;

•	create liens;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	transfer or sell assets.

The Indenture provides for customary events of default which include (subject in certain instances to customary grace and cure periods), among other things:

•	failure to pay any principal or interest when due under the Notes;

•	failure to observe or perform certain covenants under the Notes;

•	a default in or failure to pay certain other indebtedness;

•	failure to pay final judgments for certain amounts of money against the Company or certain of its subsidiaries; and

•	certain bankruptcy events with respect to the Company or certain of its subsidiaries.

If an event of default occurs, the Trustee or holders of at least 25% of the aggregate principal amount of the then outstanding Notes may, among other things, declare the entire outstanding balance of principal of, and accrued interest on, all outstanding Notes to be immediately due and payable. If an event of default involving certain bankruptcy events with respect to the Company occurs, payment of principal of, and interest on, the Notes will be accelerated without any action on the part of the Trustee or any holder of Notes.

A copy of the Indenture and the form of the 3 3⁄4% Senior Note due 2021 (“Form of Note”) are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Indenture and the Form of Note and transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Indenture and Form of Note.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On July 14, 2014, the Company issued a press release announcing the closing of the Offering. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

4.1	Indenture related to Jarden Corporation’s 3 3⁄4% Senior Notes due 2021, dated as of July 14, 2014, among Jarden Corporation, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as trustee and Société Générale Bank & Trust, as paying agent, transfer agent, registrar and authenticating agent.

4.2	Form of 3 3⁄4% Senior Note due 2021 (included as Exhibit A to Exhibit 4.1 hereto).

99.1	Press Release, dated July 14, 2014, issued by Jarden Corporation (furnished only).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2014

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Executive Vice President - Administration, General Counsel and Secretary

Exhibit Index

Number	Exhibit

4.1	Indenture related to Jarden Corporation’s 3 3⁄4% Senior Notes due 2021, dated as of July 14, 2014, among Jarden Corporation, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as trustee and Société Générale Bank & Trust, as paying agent, transfer agent, registrar and authenticating agent.

4.2	Form of 3 3⁄4% Senior Note due 2021 (included as Exhibit A to Exhibit 4.1 hereto).

99.1	Press Release, dated July 14, 2014, issued by Jarden Corporation (furnished only).